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                                                                  EXHIBIT 10-27

                         SEVERANCE PROTECTION AGREEMENT


                             SEVERANCE PROTECTION AGREEMENT dated (AGDATE)     ,
by and between General Dynamics Corporation, a Delaware corporation (the
"Company"), and (INIT)     (SNAME)      (the "Executive").

                             The Board of Directors of the Company (the
"Board") recognizes that the possibility of a Change in Control (as hereinafter defined) of the Company exists and that the threat or occurrence of a Change in Control may result in the distraction of its key management personnel because of the uncertainties inherent in such a situation.

                             The Board has determined that it is essential and
in the best interests of the Company and its stockholders to retain the services of the Executive in the event of the threat or occurrence of a Change in Control and to ensure the Executive's continued dedication and efforts in such event without undue concern for the Executive's personal financial and employment security.

                             In order to induce the Executive to remain in the
employ of the Company, particularly in the event of the threat or occurrence of a Change in Control, the Company desires to enter into this Agreement to provide the Executive with certain benefits in the event the Executive's employment is terminated as a result of, or in connection with, a Change in Control.

                             NOW, THEREFORE, in consideration of the respective
agreements of the parties contained herein, it is agreed as follows:

                             Section 1.       Definitions.  For purposes of
this Agreement, the following terms have the meanings set forth below:

                             "Accounting Firm" has the meaning set forth in
Section 5.2.

                             "Accrued Compensation" means an amount which
includes all amounts earned or accrued by the Executive through and including the Termination Date but not paid to the Executive on or prior to such date, including (a) all base salary, (b) reimbursement for all reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date, (c) all vacation pay and (d) all bonuses and incentive compensation (other than the Pro Rata Bonus).

                             "Base Amount" means the greater of the Executive's
annual base salary (a) at the rate in effect on the Termination Date and (b) at the highest rate in effect at any time during the 180-day period prior to a Change in Control, and will include all amounts of the Executive's base salary that are deferred under any qualified or non-qualified employee benefit plan of the Company or any other agreement or arrangement.
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                             "Beneficial Owner" has the meaning as used in Rule
13d-3 promulgated under the Securities Exchange Act. The term "Beneficially Owned" has a correlative meaning.

                             "Board" means the Board of Directors of the
Company.

                             "Bonus Amount" means the most recent annual bonus,
excluding the Pro Rata Bonus, paid or payable to the Executive.

                             "Cause" for the termination of the Executive's
employment with the Company will be deemed to exist if the Executive has been convicted of a felony or if the Board determines by a resolution adopted in good faith by at least two-thirds of the Board that the Executive has (a) intentionally and continually failed to perform in all material respects the Executive's reasonably assigned duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental disability or illness or from the Executive's assignment of duties that would constitute Good Reason for the Executive's termination of employment with the Company) which failure has continued for a period of at least 30 days after a written notice of demand for performance has been delivered to the Executive specifying the manner in which the Executive has failed in all material respects to so perform or (b) intentionally engaged in conduct which is demonstrably and materially injurious to the Company; provided that no termination of the Executive's employment will be for Cause as set forth in clause (b) hereof unless (i) there has been delivered to the Executive a written notice specifying in reasonable detail the conduct of the Executive of the type described in clause (b) and (ii) the Executive has been provided an opportunity to be heard in person by the Board (with the assistance of the Executive's counsel if the Executive so desires). No act, nor failure to act, on the Executive's part will be considered intentional unless the Executive has acted, or failed to act, with a lack of good faith and with a lack of reasonable belief that the Executive's action or failure to act was in or not opposed to the best interests of the Company.

                             "Change in Control" means any following events:

                                     (a)      An acquisition (other than
                             directly from the Company) of any voting securities of the Company by any Person who on the date of this Agreement is the Beneficial Owner of less than 10% of the combined voting power of the Company's outstanding voting securities and who immediately after such acquisition is the Beneficial Owner of 30% or more of the combined voting power of the Company's then outstanding voting securities; provided that in determining whether a Change in Control has occurred, voting securities which are acquired by (i) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary of the Company, (ii) the Company or any Subsidiary of the Company or (iii) any Person in connection with a Non-Control Transaction





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                             (as hereinafter defined), will not constitute an
acquisition which results in a Change in Control;

                                     (b)      Approval by stockholders of the
Company of:

                                        (i)     a merger, consolidation or
                                     reorganization involving the Company,
                                     unless:

                                                (A)      the stockholders of
                                        the Company immediately before such
                                        merger, consolidation or reorganization
                                        will own, directly or indirectly,
                                        immediately following such merger,
                                        consolidation or reorganization, at
                                        least 51% of the combined voting power
                                        of the outstanding voting securities of
                                        the corporation resulting from such
                                        merger, consolidation or reorganization
                                        (the "Surviving Corporation") in
                                        substantially the same proportion as
                                        their ownership of the voting
                                        securities of the Company immediately
                                        before such merger, consolidation or
                                        reorganization;

                                                (B) the individuals who were
                                        members of the Board
                                        immediately prior to the execution of
                                        the agreement providing for such
                                        merger, consolidation or reorganization
                                        constitute a majority of the members of
                                        the board of directors of the Surviving
                                        Corporation; and

                                                (C) no Person (other than the
                                        Company, any Subsidiary of the
                                        Company, any employee benefit plan (or
                                        any trust forming a part thereof)
                                        maintained by the Company, the
                                        Surviving Corporation, any Subsidiary
                                        of the Surviving Corporation, or any
                                        Person who, immediately prior to such
                                        merger, consolidation or
                                        reorganization, was the Beneficial
                                        Owner of 20% or more of the then
                                        outstanding voting securities of the
                                        Company) is the Beneficial Owner of 20%
                                        or more of the combined voting power of
                                        the Surviving Corporation's then
                                        outstanding voting securities.

                                                (D)  a transaction described
                                        in clauses (A) through (C)
                                        above is referred to herein as a
                                        "Non-Control Transaction";

                                        (ii)     the complete liquidation or
                                     dissolution of the Company; or

                                        (iii)  an agreement for sale or other
                                     disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary of the Company).





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                                     (c)      Notwithstanding the foregoing, a
                             Change in Control will not be deemed to occur solely because any Person (a "Subject Person") acquires Beneficial Ownership of more than the permitted amount of the outstanding voting securities of the Company as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional voting securities which increases the percentage of the then outstanding voting securities Beneficially Owned by the Subject Person, then a Change in Control will be deemed to have occurred.

                                     (d)      Notwithstanding anything
                             contained in this Agreement to the contrary, if the Executive's employment with the Company is terminated prior to a Change in Control and the Executive reasonably demonstrates that such termination (i) was at the request of a Person who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who subsequently effects a Change in Control or (ii) otherwise occurred in connection with, or in anticipation of, a Change in Control which subsequently occurs, then for all purposes of this Agreement, the date of such Change in Control with respect to the Executive will mean the date immediately prior to the date of such termination of the Executive's employment.

                                     "Code" means the Internal Revenue Code of
                             1986, as amended.

                                     "Company" means General Dynamics
                             Corporation, a Delaware corporation, and includes its Successors.

                                     "Continuation Period" has the meaning set
                             forth in Section 3.1(b)(iii).

                                     "Determination" has the meaning set forth
                             in Section 5.2.

                                     "Disability" means a physical or mental
                             disability or illness which substantially impairs the Executive's ability to perform the Executive's regular duties with the Company for a period of 180 consecutive days or for a period of 270 days in any 365-day period.

                                     "Dispute" has the meaning set forth in
                             Section 5.2.

                                     "Excess Payment" has the meaning set forth
                             in Section 5.3.

                                     "Excise Tax" has the meaning set forth in
                             Section 5.1.  "Final Determination" has the
                             meaning set forth in Section 5.3.





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                                     "Good Reason" means the occurrence after a
                             Change in Control of any of the events or conditions described in clauses (a) through (h) hereof:

                                     (a)      any (i) change in the Executive's
                             status, title, position or responsibilities
                             (including reporting responsibilities) which, in the Executive's reasonable judgment, represents an adverse change from the Executive's status, title, position or responsibilities as in effect at any time within 180 days preceding the date of the Change in Control or at any time thereafter,
                             (ii) assignment to the Executive of duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with the Executive's status, title, position or responsibilities as in effect at any time within 180 days preceding the date of the Change in Control or at any time thereafter, or (iii) removal of the Executive from or failure to reappoint or reelect the Executive to any of such offices or positions, in each case except in connection with the termination of the Executive's employment for Disability, Cause, as a result of the Executive's death or by the Executive other than for Good Reason;

                                     (b)      a reduction in the Executive's
                             base salary or any failure to pay the Executive any compensation or benefits to which the Executive is entitled within five days after the date when due;

                                     (c)      the imposition of a requirement
                             that the Executive be based at any place outside a
                             50-mile radius from (LOCATION)     , except for
                             reasonably required travel on Company business which is not materially greater in frequency or duration than prior to the Change in Control;

                                     (d)      the failure by the Company to (i)
                             continue in effect (without reduction in benefit level or reward opportunities and without unreasonably establishing or modifying any performance or other criteria used to determine reward levels) any material compensation or employee benefit plan in which the Executive was participating at any time within 180 days preceding the date of the Change in Control or at any time thereafter, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the Executive or (ii) provide the Executive with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and reward opportunities) to those provided for under each other employee benefit plan, program and practice in which the Executive was participating at any time within 180 days preceding the date of the Change in Control or at any time thereafter;

                                     (e)      the insolvency or the filing (by
                             any party, including the Company) of a petition for bankruptcy with respect to the Company, which petition is not dismissed within 60 days;





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                                     (f)      any material breach by the
                             Company of any provision of this Agreement;

                                     (g)      any purported termination of the
                             Executive's employment for Cause by the Company which does not comply with the terms of this Agreement; or

                                     (h)      the failure of the Company to
                             obtain, as contemplated in Section 6, an agreement, reasonably satisfactory to the Executive, from any Successor to assume and agree to perform this Agreement.

                             Any event or condition described in clauses (a)
through (h) which occurs prior to a Change in Control but which the Executive reasonably demonstrates (a) was at the request of a Person who has indicated the intention or takes steps reasonably calculated to affect a Change in Control and who subsequently effects a Change in Control or (b) otherwise arose in connection with, or in anticipation of, a Change in Control which subsequently occurs, will constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to the Change in Control.

                             "Gross-Up Payment" has the meaning set forth in
Section 5.1.

                             "Notice of Termination" means a written notice
from the Company of the termination of the Executive's employment which indicates the specific termination provision in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                             "Person" has the meaning as used in Section 13(d)
or 14(d) of the Securities Exchange Act, and will include any "group" as such term is used in such sections.

                             "Pro Rata Bonus" means an amount equal to the
Bonus Amount multiplied by a fraction, the numerator of which is the number of days elapsed in the then fiscal year through and including the Termination Date and the denominator of which is 365.

                             "Securities Exchange Act" means the Securities
Exchange Act of 1934, as amended.

                             "Subsidiary" means any corporation with respect to
which another specified corporation has the power under ordinary circumstances to vote or direct the voting of sufficient securities to elect a majority of the directors.





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                             "Successor" means a corporation or other entity
acquiring all or substantially all the assets and business of the Company, whether by operation of law, by assignment or otherwise.

                             "Supplemental Retirement Benefit" will mean the
lump sum actuarial equivalent of the aggregate retirement benefit the Executive would have been entitled to receive under the Company's supplemental and other retirement plans, including the General Dynamics Corporation Retirement Plan for Salaried Employees (the "Pension Plan"). For purposes of the foregoing, the "actuarial equivalent" will be determined in accordance with the actuarial assumptions used for the calculation of benefits under the Pension Plan as applied immediately prior to the Termination Date in accordance with past practices.

                             "Termination Date" means (a) in the case of the
Executive's death, the Executive's date of death, (b) in the case of the termination of the Executive's employment with the Company by the Executive for Good Reason, the last day of the Executive's employment, and (c) in all other cases, the date specified in the Notice of Termination; provided that if the Executive's employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination will be at least 30 days after the date the Notice of Termination is given to the Executive.

                             "Underpayment" has the meaning set forth in
Section 5.3.

                             "Window Period" has the meaning set forth in
Section 3.1(a).

                             Section 2.        Term of Agreement.  This
Agreement will commence as of (AGDATE)     , and will continue in effect until
(EXPDATE)     ; provided that in the event a Change in Control occurs prior to
(EXPDATE)     , the term of this Agreement will be extended to the date 24 months after the date of the occurrence of such Change in Control.

                                     Section 3.      Termination of Employment.

                                     3.1.     If, during the term of this
Agreement, the Executive's employment with the Company is terminated within 24 months following a Change in Control, the Executive will be entitled to the following compensation and benefits:

                                  (a)      If the Executive's employment
                             with the Company is terminated (i) by the Company for Cause or Disability, (ii) by reason of the Executive's death or (iii) by the Executive other than for Good Reason and other than during the 60-day period commencing on the first anniversary of the date of the occurrence of a Change in Control (the "Window Period"), the Company will pay to the Executive the Accrued Compensation





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                             and, if such termination is other than by the
Company for Cause, a Pro Rata Bonus.

                                     (b)      If the Executive's employment
                             with the Company is terminated for any reason other than as specified Section 3.1(a) or during the Window Period, the Executive will be entitled to the following:

                                        (i)     the Company will pay the
                                     Executive all Accrued Compensation and a Pro Rata Bonus;

                                        (ii)    the Company will pay the
                                     Executive as severance pay, and in lieu of
                                     any further compensation for periods
                                     subsequent to the Termination Date, in a
                                     single payment an amount in cash equal to
                                     (MULTI)      times the sum of (A) the Base
                                     Amount and (B) the Bonus Amount;

                                        (iii)  for a period of (CMONTHS)
                                     months (the "Continuation Period"), the
                                     Company will at its expense continue on
                                     behalf of the Executive and the Executive's dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits provided (A) to the Executive at any time during the 180-day period prior to the Change in Control or at any time thereafter or (B) to other similarly situated executives who continue in the employ of the Company during the Continuation Period. The coverage and benefits (including deductibles and costs) provided in this
                                     Section 3.1(b)(iii) during the
                                     Continuation Period will be no less
                                     favorable to the Executive and the
                                     Executive's dependents and beneficiaries than the most favorable of such coverages and benefits during any of the periods referred to in clauses (A) and (B) above. The Company's obligation hereunder with respect to the foregoing benefits will be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the coverages and benefits of the combined benefit plans are no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This
                                     Section 3.1(b) will not be interpreted so as to limit any benefits to which the Executive or the Executive's dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including retiree medical and life insurance benefits;

                                        (iv)  the Company will pay in a single
                                     payment an amount in cash equal to the
                                     excess of (A) the Supplemental Retirement
                                     Benefit determined as if (1) the Executive had remained employed by the





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                                     Company for an additional (SYRS)
                                     year(s) of credited service, (2) the
                                     Executive's annual compensation during
                                     such period had been equal to  the
                                     Executive's Base Salary and the Bonus
                                     Amount and (3) the Executive had been
                                     fully vested in the Executive's benefit
                                     under each retirement plan in which the
                                     Executive was a participant, over (B) the lump sum actuarial equivalent of the aggregate retirement benefit the Executive is actually entitled to receive under such retirement plans; and

                                        (v)  any restrictions on any
                                     outstanding restricted stock awards
                                     granted to the Executive will lapse and
                                     such restricted stock awards will become fully vested, all in-the-money stock options will become fully vested, and the Executive will have the right to require the Company to purchase, for cash, any out-of-the-money stock options held by the Executive at a price equal to the fair market value of such options on the date of purchase determined by the Company using the Black-Scholes option pricing model. For purposes of this Section 3.1(b)(v), a stock option will be deemed
                                     (A) to be in-the-money if, as of the date of determination, the New York Stock Exchange composite quotation for the Company's Common Stock, as reported in the Wall Street Journal, as of the close of business, New York City time, on the immediately preceding trading day (the "Applicable Price"), exceeds the exercise price per share required to be paid by the holder upon the exercise of such option and (B) to be out-of-the-money if, as of the date of determination, the Applicable Price is equal to or less than such exercise price.

                                     (c)      The amounts provided for in
                             Section 3.1(a) and Sections 3.1(b)(i), (ii) and
                             (iv) will be paid in a single lump sum cash payment by the Company to the Executive within five days after the Termination Date.

                                     (d)      The Executive will not be
                             required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment will be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as specifically provided in Section 3.1(b)(iii).

                                     3.2.     The compensation to be paid to
the Executive pursuant to Sections 3.1(a), 3.1(b)(i) and 3.1(b)(ii) of this Agreement will be in lieu of any similar severance or termination compensation (i.e., compensation based directly on the Executive's annual salary or annual salary and bonus) to which the Executive may be entitled under any other Company severance or termination agreement, plan, program, policy, practice or arrangement. With respect to any other compensation and benefit to be paid or provided to the Executive pursuant to this Section 3, the Executive will have the right to receive such compensation





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or benefit as herein provided or, if determined by the Company to be more advantageous to the Executive, similar compensation or benefits to which the Executive may be entitled under any other Company severance or termination agreement, plan, program, policy, practice or arrangement. The Executive's entitlement to any compensation or benefits of a type not provided in this Agreement will be determined in accordance with the Company's employee benefit plans and other applicable programs, policies and practices as in effect from time to time.

                             Section 4.       Notice of Termination.  Following
a Change in Control, any purported termination of the Executive's employment by the Company will be communicated by a Notice of Termination to the Executive. For purposes of this Agreement, no such purported termination will be effective without such Notice of Termination.

                             Section 5.       Excise Tax Payments.

                                     5.1.     In the event that any payment or
benefit (within the meaning of Section 280G(b)(2) of the Code) to the Executive or for the Executive's benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, the Executive's employment with the Company or a change in ownership or effective control of the Company or of a substantial portion of its assets (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to herein as the "Excise Tax"), then the Executive will be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes and the Excise Tax, other than interest and penalties imposed by reason of the Executive's failure to file timely a tax return or pay taxes shown due on the Executive's return, and including any Excise Tax imposed upon the Gross-Up Payment), the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                                     5.2.     An initial determination as to
whether a Gross-Up Payment is required pursuant to this Agreement and the amount of such Gross-Up Payment will be made at the Company's expense by an accounting firm of recognized national standing selected by the Company and reasonably acceptable to the Executive (the "Accounting Firm"). The Accounting Firm will provide its determination (the "Determination"), together with detailed supporting calculations and documentation, to the Company and the Executive within five days of the Termination Date, if applicable, or such other time as requested by the Company or by the Executive (provided the Executive reasonably believes that any of the Payments may be subject to the Excise Tax). If the Accounting Firm determines





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that no Excise Tax is payable by the Executive with respect to a Payment or
Payments, it will furnish the Executive with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten days of the delivery of the Determination to the Executive, the Executive will have the right to dispute the Determination (the "Dispute"). The Gross-Up Payment, if any, as determined pursuant to this
Section 5.2 will be paid by the Company to the Executive within five days of the receipt of the Determination. The existence of the Dispute will not in any way affect the Executive's right to receive the Gross-Up Payment in accordance with the Determination. If there is no Dispute, the Determination will be binding, final and conclusive upon the Company and the Executive, subject to the application of Section 5.3.

                                     5.3.     As a result of uncertainty in the
application of Sections 280G and 4999 of the Code, it is possible that a Gross-Up Payment (or a portion thereof) will be paid which should not be paid (an "Excess Payment") or that a Gross-Up Payment (or a portion thereof) which should be paid will not be paid (an "Underpayment"). An Underpayment will be deemed to have occurred (a) upon notice (formal or informal) to the Executive from any governmental taxing authority that the Executive's tax liability (whether in respect of the Executive's current taxable year or in respect of any prior taxable year) may be increased by reason of the imposition of the Excise Tax on a Payment or Payments with respect to which the Company has failed to make a sufficient Gross-Up Payment, (b) upon a determination by a court, (c) by reason of a determination by the Company (which will include the position taken by the Company, together with its consolidated group, on its federal income tax return) or (d) upon the resolution of the Dispute to the Executive's satisfaction. If an Underpayment occurs, the Executive will promptly notify the Company and the Company will promptly, but in any event at least five days prior to the date on which the applicable government taxing authority has requested payment, pay to the Executive an additional Gross-Up Payment equal to the amount of the Underpayment plus any interest and penalties (other than interest and penalties imposed by reason of the Executive's failure to file timely a tax return or pay taxes shown due on the Executive's return) imposed on the Underpayment. An Excess Payment will deemed to have occurred upon a Final Determination (as hereinafter defined) that the Excise Tax will not be imposed upon a Payment or Payments (or portion thereof) with respect to which the Executive had previously received a Gross-Up Payment. A "Final Determination" will be deemed to have occurred when the Executive has received from the applicable government taxing authority a refund of taxes or other reduction in the Executive's tax liability by reason of the Excise Payment and upon either (i) the date a determination is made by, or an agreement is entered into with, the applicable governmental taxing authority which finally and conclusively binds the Executive and such taxing authority, or in the event that a claim is brought before a court of competent jurisdiction, the date upon which a final determination has been made by such court and either all appeals have been taken and finally resolved or the time for all appeals has expired or





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(ii) the statute of limitations with respect to the Executive's applicable tax return has expired. If an Excess Payment is determined to have been made, the amount of the Excess Payment will be treated as a loan by the Company to the Executive and the Executive will pay to the Company on demand (but not less than 10 days after the determination of such Excess Payment and written notice has been delivered to the Executive) the amount of the Excess Payment plus interest at an annual rate equal to the Applicable Federal Rate provided for in
Section 1274(d) of the Code from the date the Gross-Up Payment (to which the Excess Payment relates) was paid to the Executive until the date of repayment to the Company. The Executive will use reasonable cooperative efforts at the request of the Company to assist in the determination of the amount of any Excess Payment or Underpayment made to the Executive pursuant to this Agreement.

                                     5.4.     Notwithstanding anything
contained in this Agreement to the contrary, in the event that, according to the Determination, an Excise Tax is imposed on any Payment or Payments, the Company will pay to the applicable government taxing authorities as Excise Tax withholding the amount of the Excise Tax that the Company has actually withheld from the Payment or Payments.

                             Section 6.       Successors; Binding Agreement.
This Agreement will be binding upon and will inure to the benefit of the Company and its Successors, and the Company will require any Successors to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Neither this Agreement nor any right or interest hereunder will be assignable or transferable by the Executive or by the Executive's beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement will inure to the benefit of and be enforceable by the Executive's legal representatives. (DIVSALE=Y)
In the event that the Division/Subsidiary (or part thereof) is sold, divested or otherwise disposed of by the Company subsequent to a Change in Control and the Executive is offered employment by the purchaser or acquiror thereof, the Company will require such purchaser or acquiror to assume and agree to perform the Company's obligations under this Agreement, in the same manner and to the same extent that the Company would be required to perform if no such acquisition or purchase had taken place.

                             Section 7.       Fees and Expenses.  The Company
will pay as they become due all legal fees and related expenses (including the costs of experts) incurred by the Executive as a result of (a) the Executive's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment) and (b) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement (including any such fees and expenses incurred in connection with (i) the Dispute and (ii) the Gross-Up Payment, whether as a result of any applicable government taxing authority proceeding, audit or otherwise) or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits.

                             Section 8.       Notice.  For the purposes of this
Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) will be in writing and will be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company will be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications will be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address will be effective only upon receipt.

                             Section 9.       Nonexclusivity of Rights.
Nothing in this Agreement will prevent or limit the Executive's continuing or future participate in any benefit, bonus, incentive or other plan or program provided by the Company (except for any severance or termination policies, plans, programs or practices) for which the Executive may qualify, nor will anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company (except for any severance or termination agreement). Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company will be payable in accordance with such plan or program, except as specifically modified by this Agreement.

                             Section 10.      No Set-Off.  The Company's
obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder will not be affected by any circumstances, including any right of set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

                             Section 11.      Miscellaneous.  No provision of
this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

                             Section 12.      Governing Law.  This Agreement
will be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement will be brought and maintained in a court of competent jurisdiction in New Castle County in the State of Delaware.

                             Section 13.      Severability.  The provisions of
this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof.

                             Section 14.      Entire Agreement.  This Agreement
constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.



                                   * * * * *

                             IN WITNESS WHEREOF, the parties have executed and
delivered this Agreement as of the date first above written.



                                     GENERAL DYNAMICS CORPORATION


                                        By:
                                           ----------------------------------
                                           Edward C. Bruntrager
                                           Corporate Vice President &
                                             General Counsel



                                        By:
                                           ----------------------------------
                                           (INIT)       (SNAME)